EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc.  ·  3505 W. Sam Houston Parkway N., Suite 400  ·  Houston, TX 77043  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release			19-001

Date: January 21, 2019	Contact:	Erik Staffeldt
Senior Vice President & CFO

Helix Secures P&A Work with Acquired Lease in GOM

HOUSTON, TX - Helix Energy Solutions Group, Inc. (NYSE: HLX) announced today that it has acquired from Marathon Oil Corporation (“Marathon Oil”) certain operating depths associated with the Droshky Prospect on Green Canyon Block 244, along with related infrastructure. As part of the transaction, Helix will perform the required plug and abandonment operations for which Marathon Oil will pay certain agreed upon amounts.
Owen Kratz, President and Chief Executive Officer of Helix, stated, “This transaction represents the first instance of executing our strategy to secure utilization for our assets in non-traditional ways during this continuing challenging market period. We may see some production revenues from the acquired property; however, the principal driver for this transaction is asset utilization.”
About Helix
Helix Energy Solutions Group, Inc., headquartered in Houston, Texas, is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. For more information about Helix, please visit our website at www.HelixESG.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; any statements relating to any effects of the acquisition regarding future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements regarding our ability to enter into and/or perform commercial contracts; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors that could cause results to differ materially from those in the forward-looking statements, including but not limited to market conditions; results from acquired properties; demand for our services from sellers of interests in oil and gas properties; the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays, which include delays in delivery, chartering or customer acceptance of assets or terms of their acceptance; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including Helix’s most recently filed Annual Report on Form 10-K and in Helix’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.
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